Exhibit 10.8A

Execution Version

THIRD AMENDED AND RESTATED

GUARANTEE AND COLLATERAL AGREEMENT

made by

SBA COMMUNICATIONS CORPORATION,

SBA TELECOMMUNICATIONS, LLC,

SBA SENIOR FINANCE, LLC,

SBA SENIOR FINANCE II LLC

and certain of its Subsidiaries

in favor of

TORONTO DOMINION (TEXAS) LLC,

as Administrative Agent

Dated as of January 25, 2024

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-ii-

SCHEDULES

Schedule 1	Notice Addresses of Guarantors
Schedule 2	Description of Pledged Securities
Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Location of Jurisdiction of Organization and Chief Executive Office
Schedule 5	Location of Inventory and Equipment (including Exhibit A Office Leases Addresses)
Schedule 6	Intellectual Property

ANNEX

I	Form of Grant of Security Interest in Trademark/Security/Patent
II	Form of Assumption Agreement

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THIRD AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT, dated as of January 25, 2024, made by SBA COMMUNICATIONS CORPORATION (the “Parent”), SBA TELECOMMUNICATIONS, LLC (“Holdings”) and the other GRANTORS (as defined below), in favor of TORONTO DOMINION (TEXAS) LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Third Amended and Restated Credit Agreement, dated as of the date hereof (as restated, amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SBA SENIOR FINANCE II LLC, a Florida limited liability company (the “Borrower”), the Lenders, the Administrative Agent and the other Agents named therein.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to severally make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes the Parent, Holdings and each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to the Parent, Holdings and one or more of the other Grantors and their respective Subsidiaries in connection with the operation of their respective businesses;

WHEREAS, certain of the Qualified Counterparties may enter into Specified Hedge Agreements with one or more of the Grantors;

WHEREAS, the Borrower, the Parent, Holdings and the other Grantors are engaged in related businesses, and the Parent, Holdings and each other Grantor will derive substantial direct and indirect benefit from the entering into of the Credit Agreement and the making of the extensions of credit under the Credit Agreement and from the Specified Hedge Agreements; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to enter into the Credit Agreement and to make their respective extensions of credit to the Borrower under the Credit Agreement that the Parent, Holdings and the other Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, the Parent, Holdings and each other Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement, as the same may be restated, amended, supplemented or otherwise modified from time to time.

“Borrower Credit Agreement Obligations”: the collective reference to the unpaid principal of and interest on the Term Loans or the Revolving Credit Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Term Loans or the Revolving Credit Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, or the other Loan Documents, or any Letter of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Borrower Hedge Agreement Obligations”: the collective reference to all obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement).

“Borrower Obligations”: the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Hedge Agreement Obligations, but only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto, and (iii) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of this Agreement).

“Collateral”: as defined in Section 3.1.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Assets”: the collective reference to (i) any contract, General Intangible, Copyright License, Patent License or Trademark License (“Intangible Assets”), in each case to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor’s right, title and interest in such Intangible Asset (A) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such Intangible Asset, (B) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder or (C) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained or (D) any intent-to-use Trademark application prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto; provided, that in any event any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) subject to Section 9-406 of the New York UCC, (ii) Foreign Subsidiary Voting Stock and the shares, stock certificates, options and rights in respect of the Capital Stock of any Securitization Subsidiary or Excluded Subsidiary, in each case as excluded from the definition of “Pledged Stock” set forth in this Section 1.1, (iii) the shares, stock certificates, options and rights in respect of the Capital Stock of any Specified Unrestricted Foreign Entity and all Proceeds, products, Supporting Obligations and collateral security and guarantees given by any Person with respect to any of the foregoing, (iv) the Towers and Tower sites owned by any Grantor to the extent a mortgage, fixture filing or assignment of lease would be required to perfect a security interest therein, together with any products and proceeds of any of the foregoing and (v) in the case of the Parent, Holdings and SBA Senior Finance (or any Person of which any of Holdings, SBA Senior Finance or the Borrower is a Subsidiary), any asset other than the Capital Stock of Holdings, SBA Senior Finance or the Borrower, as applicable (or of any Person of which any of Holdings, SBA Senior Finance or the Borrower is a Subsidiary).

“Foreign Subsidiary”: as defined in the Credit Agreement.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Grantor”: each of the signatories hereto (together with any other entity that may become a party hereto as provided herein).

“Guarantor Hedge Agreement Obligations”: the collective reference to all obligations and liabilities of a Guarantor (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by such Guarantor pursuant to the terms of any Specified Hedge Agreement).

“Guarantor Obligations”: with respect to any Guarantor, the collective reference to (i) any Guarantor Hedge Agreement Obligations of such Guarantor, but only to the extent that, and only so long as, the other Obligations of such Guarantor are secured and guaranteed pursuant hereto, and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”: the collective reference to each Grantor other than the Borrower.

“Hedge Agreements”: as defined in the Credit Agreement.

“Intellectual Property”: as defined in the Credit Agreement.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock and the shares, stock certificates, options and rights in respect of the Capital Stock of any Securitization Subsidiary or Excluded Subsidiary, in each case as excluded from the definition of “Pledged Stock” in this Section 1.1) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right under any Patent, including, without limitation, the grant of rights to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes having a principal amount equal to or in excess of $100,000,000 issued to or held by any Grantor (other than (i) promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business and (ii) any Excluded Asset).

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder; provided further that “Pledged Stock” shall not include the shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of (i) any Securitization Subsidiary to the extent the pledge thereof hereunder would not be permitted by Contractual Obligations of such Securitization Subsidiaries with Persons who are not Affiliates, (ii) any Excluded Subsidiary (other than Excluded Subsidiaries described in clause (x)(A) of the definition of “Excluded Subsidiaries”) or (iii) any Specified Unrestricted Foreign Entity.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Qualified Keepwell Provider”: in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”: any right to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders (including the Issuing Lender in its capacity as Issuing Lender) and any Qualified Counterparties.

“Securities Act”: the Securities Act of 1933, as amended.

“Specified Hedge Agreement”: as defined in the Credit Agreement.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right under any Trademark, including, without limitation, the grant of rights to use any Trademark.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof and, for the avoidance of doubt, shall not refer to any Excluded Assets.

SECTION 2. GUARANTEE

2.1 Guarantee.

(a) (i) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations (other than, in the case of each Guarantor, Borrower Obligations arising pursuant to clause (ii) of this Section 2.1(a) in respect of Guarantor Hedge Agreement Obligations in respect of which such Guarantor is a primary obligor).

(ii) The Borrower hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by each Guarantor when due (whether at stated maturity, by acceleration or otherwise) of the Guarantor Hedge Agreement Obligations of such Guarantor.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, (i) the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2) and (ii) the maximum liability of the Borrower under this Section 2 shall in no event exceed the amount which can be guaranteed by the Borrower under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) (i) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

(ii) The Borrower agrees that the Guarantor Hedge Agreement Obligations may at any time and from time to time exceed the amount of the liability of the Borrower under this Section 2 without impairing the guarantee of the Borrower contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

(d) Subject to Section 8.15 hereof, the guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by full and final payment in cash, no Letter of Credit shall be outstanding and the Revolving Credit Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations and any or all of the Guarantors may be free from their respective Guarantor Hedge Agreement Obligations.

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or the Guarantor Hedge Agreement Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Borrower or any Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by the Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Hedge Agreement Obligations or any payment received or collected from the Borrower or such Guarantor in respect of the Borrower Obligations or the Guarantor Hedge Agreement Obligations), remain liable for the Borrower Obligations and the Guarantor Hedge Agreement Obligations up to the maximum liability of the Borrower or such Guarantor hereunder until the Borrower Obligations and the Guarantor Hedge Agreement Obligations are fully and finally paid in cash, no Letter of Credit shall be outstanding and the Revolving Credit Commitments are terminated.

2.2 Right of Contribution. (a) Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder or the Guarantor Hedge Agreement Obligations, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.

(b) The Borrower and each Guarantor agrees that to the extent that the Borrower or any Guarantor shall have paid more than its proportionate share of any payment made hereunder in respect of any Guarantor Hedge Agreement Obligation of any other Guarantor, the Borrower or such Guarantor, as the case may be, shall be entitled to seek and receive contribution from and against the Borrower and any other Guarantor which has not paid its proportionate share of such payment.

(c) The Borrower’s and each Guarantor’s right of contribution under this Section 2.2 shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of the Borrower or any Guarantor to the Administrative Agent and the Secured Parties and the Borrower, and each Guarantor shall remain liable to the Administrative Agent and the Secured Parties for the full amount guaranteed by the Borrower or such Guarantor hereunder.

2.3 Subrogation. Notwithstanding any payment made by the Borrower or any Guarantor hereunder or any set-off or application of funds of the Borrower or any Guarantor by the Administrative Agent or any Secured Party, neither the Borrower nor the Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations or the Guarantor Hedge Agreement Obligations, nor shall the Borrower or any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by the Borrower or such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Secured Parties by the Borrower on account of the Borrower Obligations are fully and finally paid in cash, no Letter of Credit shall be outstanding and the Revolving Credit Commitments are terminated. If any amount shall be paid to the Borrower or any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been fully and finally paid in cash, such amount shall be held by the Borrower or such Guarantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of the Borrower or such Guarantor, and shall, forthwith upon receipt by the Borrower or such Guarantor, be turned over to the Administrative Agent in the exact form received by the Borrower or such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations or the Guarantor Hedge Agreement Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4 Amendments, etc. with respect to the Borrower Obligations. The Borrower and each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower or any Guarantor and without notice to or further assent by the Borrower or any Guarantor, any demand for payment of any of the Borrower Obligations or Guarantor Hedge Agreement Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Borrower Obligations or Guarantor Hedge Agreement Obligations continued, and the Borrower Obligations or Guarantor Hedge Agreement Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Party (with the consent of such of the Borrower and the Guarantor as shall be required thereunder), and the Specified Hedge Agreements, the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders as set forth in Section 10.1 of the Credit Agreement) may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations or Guarantor Hedge Agreement Obligations may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Secured Party shall, except to the extent set forth in, and for the benefit of the parties to, the agreements and instruments governing such Lien or guarantee have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or Guarantor Hedge Agreement Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. (a) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations (other than any notice with respect to any Guarantor Hedge Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Specified Hedge Agreement), notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2 and notice of any law, regulation, decree or order of any jurisdiction or any event affecting any term of a guaranteed Obligation; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations (other than any diligence, presentment, protest, demand or notice with respect to any Guarantor Hedge Agreement Obligations with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Specified Hedge Agreement). Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not merely of collection without regard to (i) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor (including the perfection of such collateral) or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(b) The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Guarantor Hedge Agreement Obligations, notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee by the Borrower contained in this Section 2 or acceptance of the guarantee by the Borrower contained in this Section 2 and notice of any law, regulation, decree or order of any jurisdiction or any event affecting any term of a guaranteed Obligation; the Guarantor Hedge Agreement Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee by the Borrower contained in this Section 2;

and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, with respect to any Guarantor Hedge Agreement Obligation likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee by the Borrower contained in this Section 2. The Borrower waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower with respect to the Guarantor Hedge Agreement Obligations. The Borrower understands and agrees that the guarantee by the Borrower contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Guarantor Hedge Agreement Obligations or any other collateral security therefor (including the perfection of such collateral) or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Person against the Administrative Agent or any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the applicable Guarantor for the applicable Guarantor Hedge Agreement Obligations, or of the Borrower under its guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand under this Section 2 or otherwise pursuing its rights and remedies under this Section 2 against the Borrower, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Guarantor or any other Person or against any collateral security or guarantee for the Guarantor Hedge Agreement Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Borrower of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against the Borrower under this Section 2. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or Guarantor Hedge Agreement Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. The Borrower and each Guarantor hereby guarantees that payments by it hereunder will be paid to the Administrative Agent without set-off or counterclaim (i) in the case of obligations in respect of Borrower Obligations arising under the Credit Agreement or any other Loan Document in Dollars at the Payment Office specified in the Credit Agreement and (ii) in the case of obligations in respect of any Borrower Hedge Agreement Obligations or any Guarantor Hedge Agreement Obligations, in the currency and at the place specified in the applicable Specified Hedge Agreement.

2.8 Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 2.8 shall remain in full force and effect until the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by full and final payment in cash, no Letter of Credit shall be outstanding and the Revolving Credit Commitments shall be terminated. Each Qualified Keepwell Provider intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3. GRANT OF SECURITY INTEREST

3.1 Grantor Security Interest. Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Deposit Accounts (except for monies held as security for the obligations of others);

(d) all Documents;

(e) all Equipment;

(f) all General Intangibles;

(g) all Instruments;

(h) all Intellectual Property;

(i) all Inventory;

(j) all Investment Property;

(k) all Letter of Credit Rights;

(l) all Goods and other property not otherwise described above;

(m) all books and records pertaining to the Collateral; and

(n) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that the Collateral shall not include any Excluded Assets, and all references to any of the foregoing in this Agreement shall be deemed to exclude any Excluded Assets.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor (other than the Parent, Holdings and SBA Senior Finance, except with respect to Sections 4.1(b), (c) and (d), 4.2, 4.3, 4.4 and 4.7) hereby represents and warrants to the Administrative Agent and each Lender that:

4.1 Representations in Credit Agreement; the Parent’s and Holdings’ Representations. (a) In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge.

(b) In the case of the Parent:

(i) Parent (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (C) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Parent has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which Parent is a party, except the filings referred to in Section 4.19 of the Credit Agreement. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Parent. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(iii) The execution, delivery and performance of the Loan Documents to which Parent is a party (A) will not violate any Requirement of Law or Contractual Obligation of the Parent or of any of its Subsidiaries (other than the Securitization Subsidiaries) except (x) as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (y) for such Contractual Obligations pursuant to which the Administrative Agent is required to execute and deliver a non-disturbance agreement and (B) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement), except, with respect to such Requirements of Law or Contractual Obligations, could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iv) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent, threatened by or against the Parent or any of its Subsidiaries (other than the Securitization Subsidiaries) or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Effect.

(c) In the case of Holdings:

(i) Holdings (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (C) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Holdings has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which Holdings is a party, except the filings referred to in Section 4.19 of the Credit Agreement. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of Holdings. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(iii) The execution, delivery and performance of the Loan Documents to which Holdings is a party (A) will not violate any Requirement of Law or Contractual Obligation of Holdings or of any of its Subsidiaries (other than the Securitization Subsidiaries) except (x) as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (y) for such Contractual Obligations pursuant to which the Administrative Agent is required to execute and deliver a non-disturbance agreement and (B) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement), except, with respect to such Requirements of Law or Contractual Obligations, could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iv) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings, threatened by or against Holdings or any of its Subsidiaries (other than the Securitization Subsidiaries) or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Effect.

(d) In the case of SBA Senior Finance:

(i) SBA Senior Finance (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (C) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) SBA Senior Finance has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which SBA Senior Finance is a party, except the filings referred to in Section 4.19 of the Credit Agreement. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of SBA Senior Finance. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of SBA Senior Finance enforceable against SBA Senior Finance in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(iii) The execution, delivery and performance of the Loan Documents to which SBA Senior Finance is a party (A) will not violate any Requirement of Law or Contractual Obligation of SBA Senior Finance or of any of its Subsidiaries (other than the Securitization Subsidiaries) except (x) as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (y) for such Contractual Obligations pursuant to which the Administrative Agent is required to execute and deliver a non-disturbance agreement and (B) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement), except, with respect to such Requirements of Law or Contractual Obligations, could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iv) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of SBA Senior Finance, threatened by or against SBA Senior Finance or any of its Subsidiaries (other than the Securitization Subsidiaries) or against any of its or their respective properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Effect.

4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor, owns each item of the Collateral free and clear of any and all Liens or claims of others.

4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) (i) upon completion of the filings and other actions specified on Schedule 3 (which have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, in those types of Collateral in which a security interest may be perfected by the filing of financing statements (other than fixtures), (ii) upon the completion of the filings and other actions contemplated under clause (i) above and the filing and recordation of short-form intellectual property security agreements substantially in the form of Annex I attached hereto with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, with respect to Collateral consisting of United States federally issued, registered and applied-for Patents, Trademarks and Copyrights and exclusive Copyright Licenses to United States federally registered Copyrights under which such Grantor is the licensee (collectively, the “Recordable Intellectual Property”), will constitute valid perfected security interests in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, in the Collateral consisting of Recordable Intellectual Property to the extent a security interest may be perfected by such filings and (iii) upon delivery to the Administrative Agent of certificates representing the Pledged Securities, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement, will constitute valid perfected security interests in favor of the Administrative Agent, for the ratable benefit of the Lenders, in the Pledged Securities, in each case, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor, to the extent a security interest on such Collateral can be perfected by control and (b) are prior to all other Liens on such Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law and, except in the case of Pledged Stock, Liens permitted by Section 7.3 of the Credit Agreement.

4.4 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4.

4.5 Inventory and Equipment. On the date hereof, all material Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7 Investment Property. (a) In the case of each Grantor, the shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and the Liens permitted by Section 7.3 of the Credit Agreement.

4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent to the extent required by Section 5.2.

(b) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

4.9 Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

(b) On the date hereof, all material Intellectual Property of such Grantor described on Schedule 6 is valid, subsisting, unexpired and enforceable, has not been abandoned and does not, infringe the intellectual property rights of any other Person in any material respect.

(c) On the date hereof, none of the material Intellectual Property is the subject of any exclusive licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property owned by such Grantor or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any such Intellectual Property.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Revolving Credit Commitments shall have terminated:

5.1 [Reserved].

5.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper in an amount exceeding $100,000,000, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.3 [Reserved].

5.4 [Reserved].

5.5 Maintenance of Perfected Security Interest; Further Documentation(a) . (a)Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) [Reserved]

(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Recordable Intellectual Property, the filing of short-form intellectual property security agreements substantially in the form of Annex I attached hereto with the United States Patent and Trademark Office or the United States Copyright Office, as applicable and (iii) in the case of Investment Property, taking, to the extent required by the Credit Agreement, any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto. Notwithstanding anything to the contrary in this Agreement, the Credit Agreement, or any other Loan Document, (u) no Grantor shall be required to enter into any control agreements or control, lockbox or similar arrangements with respect to any Deposit Accounts, Securities Accounts, Commodities Accounts or, any other assets, (v) no landlord, mortgagee or bailee waivers shall be required, (w) no Grantor shall be required to take any actions to perfect the Administrative Agent’s security interest in any assets (including in Intellectual Property) in any jurisdiction outside of the United States, or reimburse the Administrative Agent for any costs incurred in connection with such actions, (x) register, apply for the registration of, or escrow any Intellectual Property or software, (y) no notice shall be required to be sent to insurers, account debtors or other contractual third parties when no Event of Default has occurred and is continuing and (z) no mortgages shall be required.

(d) At any time when the obligor on any Receivables is a Governmental Authority and such Receivables constitute more than 10% of all Receivables, upon the request of the Administrative Agent and if an Event of Default has occurred and is continuing, such Grantor shall execute and deliver all such documents and instruments, and take all such actions, in order to comply with the requirements of the Federal Assignment of Claims Act and any other similar requirement of any other Governmental Authority.

5.6 Changes in Locations, Name, etc. Such Grantor will not, except upon five days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4; or

(ii) change its name.

5.7 [Reserved].

5.8 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. To the extent required by the Credit Agreement after the occurrence and during the continuance of an Event of Default, if such Grantor shall, as a result of its ownership of any Investment Property, become entitled to receive or shall receive any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Grantor permitted by the Credit Agreement), such sums shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property during such period pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder during such period as additional collateral security for the related Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor during such period, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties as additional collateral security for the Obligations. Notwithstanding the foregoing, the Grantors shall not be required to pay over to the Administrative Agent or deliver to the Administrative Agent as Collateral any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of or Restricted Payment by the relevant Issuer, would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of the Term Loans, if any, and Revolving Credit Loans and reduction of Revolving Credit Commitments to the extent required by the Credit Agreement.

(b) Without the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), such Grantor will not (except as expressly permitted by the Credit Agreement), create, incur or permit to exist any Lien or option in favor of any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or Liens permitted by Section 7.3 of the Credit Agreement.

(c) [Reserved].

(d) [Reserved].

(e) Each Issuer that is a partnership or a limited liability company (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a “security” within the meaning of Sections 8-102 and 8-103 of the New York UCC (a “Security”), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, such Issuer will (and the Grantor that holds such equity interest hereby instructs such Issuer to) comply with instructions originated by the Administrative Agent without further consent by such Grantor.

5.9 [Reserved].

5.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) except as in such Grantor’s reasonable business judgment, continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past at least the quality of products and services offered under such Trademark, in all material respects, (iii) use each material Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not knowingly (and not knowingly permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any material respect.

(b) Such Grantor (either itself or through licensees) will not knowingly do any act, or knowingly omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public, except in the reasonable business judgment of Grantor.

(c) Such Grantor (either itself or through licensees) will not knowingly do any act, or knowingly omit to do any act, whereby any material Copyrights may become invalidated or otherwise impaired, except in the reasonable business judgment of Grantor.

(d) Such Grantor (either itself or through licensees) will not knowingly do any act that infringes the intellectual property rights of any other Person in any material respect.

(e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any materially adverse determination or development with respect thereto (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country, other than office actions issued in the ordinary course of prosecution of any pending applications for Intellectual Property) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, files an application for the registration (or otherwise acquires or obtains an application for registration or a registration of) of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, or enters into an exclusive Copyright License under which such Grantor is the exclusive licensee of a registered Copyright, such Grantor shall report such filing or acquisition or entrance into such new license to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing, acquisition or entrance into such new license occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, the filing of short-form intellectual property security agreements substantially in the form of Annex I attached hereto with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, to evidence the Administrative Agent’s and the Secured Parties’ security interest in any such Copyright, Patent or Trademark or any such exclusive Copyright License.

(g) Such Grantor will, subject to its reasonable business judgment, take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Intellectual Property (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof.

SECTION 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent’s reasonable written request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. If requested by the Administrative Agent, each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) If an Event of Default has occurred and is continuing and promptly following the Administrative Agent’s written request, each Grantor shall deliver to the Administrative Agent all documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all orders, invoices and shipping receipts.

(d) At any time after the occurrence and during the continuance of an Event of Default, each Guarantor will cooperate with the Administrative Agent to establish a system of lockbox accounts, under the sole dominion and control of the Administrative Agent, into which all Receivables shall be paid and from which all collected funds will be transferred to a Collateral Account.

6.2 Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given at least three Business Days’ prior written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the applicable Grantor’s reasonable judgment, would materially impair the Collateral or which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall have occurred and be continuing and the Administrative Agent has given at least three Business Days’ prior written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) if Event of Default has occurred and is continuing, and unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall have occurred and be continuing, upon written notice from the Administrative Agent, all Proceeds received by any Grantor consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor, as applicable (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all of the related Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, the Administrative Agent shall distribute all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties;

Fourth, to the Administrative Agent, for application by it to remainder of Borrower Hedge Agreement Obligations and Guarantor Hedge Agreement Obligations then outstanding; and

Fifth, any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding, and the Revolving Credit Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6 Code and Other Remedies. If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of itself and the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as are commercially reasonable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s written request, if an Event of Default shall have occurred and be continuing to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the proceeds of any action taken by it pursuant to this Section 6.6 in the order specified in Section 6.5 and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, return the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or and Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.

6.7 Private Sales. Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8 [Reserved].

6.9 Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, effective upon and solely after the occurrence and during the continuance of an Event of Default, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor, as applicable, and in the name of such Grantor, as the case may be, or in its own name, for the purpose of carrying out the terms of this Agreement for the sole use and benefit of the Administrative Agent on behalf of the Lender Parties, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, as the case may be, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, in the United States, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request, to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property included in the Collateral;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, as the case may be, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(vi) Solely during the occurrence and continuance of an Event of Default, and solely for the purpose of enabling the Administrative Agent to exercise its rights and remedies under Section 6 and Section 7, such Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a royalty-free, world-wide, irrevocable, non-exclusive license of to use and sublicense (to the extent that such Grantor has such right) any of the Intellectual Property included in the Collateral.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option and upon prior written notice to the Grantors, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof after the occurrence and during the continuance of an Event of Default in accordance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and, except as provided in the first sentence of this Section, neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and, solely during the continuation of an Event of Default, other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement in the United States. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” or “all assets” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the

Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Administrative Agent to any Qualified Counterparty under this Agreement is the duty to remit to such Qualified Counterparty any amounts to which it is entitled pursuant to Section 6.5.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Person at its notice address set forth on Schedule 1.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay, or reimburse each Secured Party and the Administrative Agent for, all of its costs and expenses in accordance with Section 10.5 of the Credit Agreement.

(b) Each Guarantor agrees to indemnify the Administrative Agent and the Secured Parties to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(c) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents to the extent that Section 10.5 of the Credit Agreement survives such repayment.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Secured Party hereunder and claims of every nature and description of the Administrative Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Secured Party may have.

8.7 Counterparts; Electronic Signature. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement that is an Electronic Signature (as defined below) transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13 Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship among the Grantors, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14 Additional Grantors. Each Subsidiary of the Parent that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex II hereto.

8.15 Releases. (a) At such time as the Loans, Reimbursement Obligations and the other Obligations (other than Borrower Hedge Agreement Obligations and Guarantor Hedge Agreement Obligations) shall have been paid in full, the Revolving Credit Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, to the extent requested thereby, a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c) No consent of any Qualified Counterparty shall be required for any release of Collateral or Guarantors pursuant to this Section.

8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17 Effect of Restatement. This Agreement shall amend and restate the Second Amended and Restated Guarantee and Collateral Agreement, dated as of February 7, 2014, by the Parent, Holdings, Borrower and each other Grantor party thereto in favor of the Administrative Agent, as amended, amended and restated or replaced from time to time (the “Existing Guarantee and Collateral Agreement”), in its entirety, with the parties hereto acknowledging and agreeing that there is no novation of the Existing Guarantee and Collateral Agreement and from and after the effectiveness of this Agreement, the rights and obligations of the parties under the Existing Guarantee and Collateral Agreement shall be subsumed and governed by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Third Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

SBA COMMUNICATIONS CORPORATION

SBA TELECOMMUNICATIONS, LLC

SBA SENIOR FINANCE, LLC

SBA SENIOR FINANCE II LLC

SBA RSA HOLDINGS, LLC

CENTRAL AMERICA EQUITYHOLDER, LLC

SBA TOWERS VIII, LLC

TV6 HOLDINGS LLC

MEMPHIS TOWERS, LLC

SBA TOWERS III LLC

SBA TOWERS, LLC

SBA TOWERS II LLC

SBA LAND, LLC

SBA SITE MANAGEMENT, LLC

OFO LLC

SBA 2016 TC USVI LLC

SBA TOWERS IX, LLC

SBA 2012 TC HOLDINGS, LLC

SBA 2012 TC LAND II, LLC

SBA 2012 TC ASSETS LAND, LLC

SBA PUERTO RICO, LLC

SBA 2014 PR, INC.

SBA TRS HOLDCO, LLC

QUALITY TOWER DEVELOPERS, LLC

SBA CONNECT, LLC

SBA STEEL LLC

SBA NETWORK SERVICES, LLC

SBA VENTURES, LLC

SBA HQ, LLC

SBA WORTH TELECOM, LLC

SBA MONARCH STEEL, LLC

CROSSBAR VENTURES, LLC

By:	/s/ Marc Montagner
Name:	Marc Montagner
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Guarantee and Collateral Agreement]

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:	/s/ Ronald Davis
Name:	Ronald Davis
Title:	Authorized Signatory

[Signature Page to Guarantee and Collateral Agreement]